Exhibit 99.1

Plus Therapeutics Announces Reverse Stock Split

HOUSTON, Texas, March 31, 2026 – Plus Therapeutics, Inc. (the “Company”), a clinical-stage pharmaceutical company developing targeted radiotherapeutics with advanced platform technologies for central nervous system cancers, today announced that the Company’s Board of Directors has approved a reverse stock split of its shares of common stock at a ratio of 1-for-25. The reverse stock split will become effective at 12:01 a.m. Eastern Time on April 2, 2026, and the Company’s common stock will open for trading on The Nasdaq Capital Market on a post-split basis on April 2, 2026 under the Company’s existing trading symbol, “PSTV.” At such time, the Company’s common stock will also commence trading with a new CUSIP number, 72941H806.

The reverse stock split is being implemented to increase the per share trading price of the Company’s common stock for the purpose of ensuring a share price high enough to comply with the minimum $1.00 bid price requirement for continued listing on The Nasdaq Capital Market.

At the effective time of the reverse stock split, every twenty-five (25) shares of Plus Therapeutics common stock issued and outstanding will be combined into one (1) share of common stock issued and outstanding, with no change to the par value of $0.001 per share. This will reduce the Company’s outstanding common stock from approximately 171,550,698 shares to approximately 6,862,027 shares. No fractional shares of common stock will be issued as a result of the reverse stock split and instead holders of Plus common stock will receive a cash payment in lieu of fractional shares to which they would otherwise be entitled. The shares underlying the Company’s outstanding equity awards and warrants will also be adjusted accordingly. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s common stock, except for adjustments that may result from the treatment of fractional shares.

The Company has retained its transfer agent, Broadridge Financial Services, Inc. (“Broadridge”), to act as its exchange agent for the reverse stock split. Stockholders with shares held in certificate form will receive from Broadridge instructions regarding the exchange of their certificates. Stockholders that hold shares in book-entry form or hold their shares in brokerage accounts are not required to take any action and will see the impact of the reverse stock split reflected in their accounts, subject to brokers’ particular processes. Beneficial holders of Plus Therapeutics common stock are encouraged to contact their bank, broker, custodian or other nominee with questions regarding procedures for processing the reverse stock split.

About Plus Therapeutics

Headquartered in Houston, Texas, Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company developing targeted radiotherapeutics for difficult-to-treat cancers of the central nervous system with the potential to enhance clinical outcomes. Combining image-guided local beta radiation and targeted drug delivery approaches, the Company is advancing a pipeline of product candidates with lead programs in leptomeningeal metastases (LM) and recurrent glioblastoma (GBM). The Company has built a supply chain through strategic partnerships that enable the development, manufacturing, and future potential commercialization of its products. For more information, visit https://plustherapeutics.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “designed to,” “will,” “can,” “potential,” “focus,” “preparing,” “next steps,” “possibly,” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements regarding the implementation and proposed timing of the reverse stock split, the commencement of trading of the Company’s post-split common stock, the impact of the reverse stock split on the Company’s securityholders, including any adjustments that may

Exhibit 99.1

result from the treatment of fractional shares, the potential for the Company to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market and the expected number of shares of common stock to be issued and outstanding following the reverse stock split.

The forward-looking statements included in this press release are subject to a number of risks and uncertainties that may cause actual results to differ materially from those discussed in such forward-looking statements. These risks and uncertainties include, but are not limited to: risks and uncertainties related to the reverse stock split having the desired effect, the Company’s ability to regain compliance with Nasdaq’s listing requirements, the potential de-listing of the Company’s securities on Nasdaq, and additional risks described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission filings, including in the Company’s annual and quarterly reports. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact

CORE IR

investor@plustherapeutics.com